For more information:

Eric Miller

Intersections Inc.

703.488.6100

intxinvestorrelations@intersections.com

Intersections Inc. Reports Fourth Quarter 2007 Earnings

CHANTILLY, Va.  – March 13, 2008 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter and year ended December 31, 2007. Revenue for the fourth quarter of 2007 was $77.0 million, compared to $54.7 million for the quarter ended December 31, 2006 and $71.4 million for the quarter ended September 30, 2007, an increase of 40.7 percent and 7.9 percent, respectively. Net income for the quarter ended December 31, 2007 was $3.3 million, compared to $639 thousand for the quarter ended December 31, 2006, and $1.7 million for the quarter ended September 30, 2007. Diluted earnings per share ("EPS") were $0.19 for the fourth quarter of 2007, compared to $0.04 for the fourth quarter of 2006 and $0.10 for the third quarter of 2007.

"The fourth quarter of 2007 was another record setting quarter in terms of revenue and gross subscriber additions for Intersections," said Chairman and Chief Executive Officer, Michael Stanfield. "We are very pleased with our overall business growth in the quarter and year, led by increases in direct marketing enrollments and the percentage of revenue coming from direct marketing programs, which creates top line growth and enhances subscriber value in our Consumer Products and Services segment. We are pleased this top line growth is starting to translate into earnings growth, as reflected in our diluted EPS of $0.19 this quarter."

Our financial results include Intersections Insurance Services Inc. (IISI), which we acquired on July 3, 2006. Our financial results also include American Background Information Services, Inc. (ABI) for the period January 1, 2006 through May 30, 2006, and Screening International, LLC (SI), our joint venture that combined ABI, a US based company, with Control Risks Group Holdings Limited's (CRG) background screening business located in the UK, for the period May 31, 2006 through December 31, 2007. In addition, our financial results include our Other reporting segment, which includes Captira Analytical LLC, which was acquired on August 7, 2007, and Net Enforcers, Inc., which was acquired on November 30, 2007.

Fourth Quarter 2007 Financial Highlights:

•

Total subscribers increased to approximately 5.3 million as of December 31, 2007, compared to approximately 4.6 million subscribers as of December 31, 2006. Subscriber additions of approximately 1.1 million in the fourth quarter of 2007 were partially offset by subscriber cancels of 797 thousand.

•

Total revenue for the fourth quarter of 2007 was $77.0 million, including $7.3 million from SI, compared to $54.7 million for the fourth quarter of 2006, including $6.8 million from SI, and $71.4 million, including $7.7 million from SI, for the third quarter of 2007.

•

Subscription revenue, net of marketing and commissions associated with subscription revenue, increased to $41.1 million for the fourth quarter of 2007 from $30.9 million for the fourth quarter of 2006, and from $39.4 million for the third quarter of 2007, an increase of 33.1 percent and 4.6 percent, respectively. Subscription revenue, net of marketing and commissions associated with subscription revenue, is a non-GAAP financial measure that we believe is important to investors and one that we utilize in managing our business as subscription revenue normalizes the effect of changes in the mix of indirect and direct marketing arrangements.

•

Income before taxes and minority interest was $4.9 million for the fourth quarter of 2007, including a loss before taxes and minority interest of $1.1 million for SI, compared to $890 thousand for the fourth quarter of 2006, which included a loss before taxes and minority interest of $554 thousand for SI. Income before taxes and minority interest was $2.7 million for the third quarter of 2007 which included a loss before taxes and minority interest of $1.2 million for SI. Income before taxes includes a foreign currency gain of $1.1 million in other income.

•	Net income was $3.3 million, or $0.19 per diluted share, for the quarter ended December 31, 2007, compared to $639 thousand, or $0.04 per diluted share, for the quarter ended December 31, 2006.
•	Cash flow provided by operations for the quarter ended December 31, 2007, was approximately $9.1 million.

Year End Results:

•

Total revenue increased 35.2 percent to $271.7 million for the year ended December 31, 2007, including $29.5 million from SI, from $201.1 million including $24.1 million from SI, for the comparable period in 2006.

•

Subscription revenue, net of marketing and commissions associated with subscription revenue, increased 24.6 percent to $147.5 million for the year ended December 31, 2007, from $118.4 million for the comparable period in 2006.

•

Income before taxes and minority interest decreased 38.6 percent to $9.7 million for the year ended December 31, 2007, including a loss before taxes and minority interest of $4.2 million from SI, compared to $15.9 million for the year ended December 31, 2006, including $1.1 million from SI.

•	Net income was $6.9 million, or $0.39 per diluted share, for the year ended December 31, 2007, compared to $9.4 million, or $0.54 per diluted share, for the year ended December 31, 2006.
•	Cash flow provided by operations for the year ended December 31, 2007 was approximately $4.6 million.

Intersections' quarter and year end December 31, 2007 results will be discussed in more detail on March 13, 2008 at 5:00 pm EDT via teleconference. A live audio webcast will be available on Intersections' Web site at www.intersections.com. Participants are encouraged to go to the selected Web site at least 15 minutes in advance to register, download, and install any necessary audio software. This webcast will be archived and available for replay after the teleconference. Additionally, the call will be available for telephonic replay from 7:00 p.m. Thursday, March 13, 2008 through 5:00 p.m. Tuesday, March 18, 2008, at 888.286.8010, or if you are based internationally, at +1-617-801-6888 (Passcode: 50680121).

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered "forward-looking statements." Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including without limitation the effect of new subscriber additions. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements.

About Intersections Inc.

Intersections Inc. (NASDAQ: INTX) is a leading provider of branded and fully customized identity management solutions. By integrating its technology solutions with its comprehensive services, Intersections safeguards more than 7 million customers, who are primarily received through marketing partnerships and consumer-direct marketing of the company's Identity Guard® brand. Intersections also provides consumer-oriented insurance and membership products through marketing partnerships with the major mortgage servicers in the United States as well as other financial institutions through its subsidiary, Intersections Insurance Services Inc. Additionally, through majority-owned Screening International LLC, Intersections provides pre-employment background screening services domestically and internationally in partnership with Control Risks Group Limited of the United Kingdom. In 2007, Intersections expanded its service solutions to include software management tools for the bail bond industry provided by its subsidiary, Captira Analytical, LLC and corporate brand protection through its recently acquired subsidiary, Net Enforcers, Inc. Learn more about Intersections Inc. at www.intersections.com /aboutus.asp.

INTERSECTIONS INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended		Year Ended
	December 31		December 31
	(in thousands, except per share data)

	2007	2006	2007	2006

Revenue	$ 77,016	$ 54,733	$ 271,723	$ 201,051
Operating expenses:
Marketing	10,960	6,720	36,285	25,173
Commissions	16,795	7,779	52,624	25,786
Cost of revenue	26,745	20,972	101,815	75,188
General and administrative	15,118	15,417	59,386	49,978
Depreciation	2,411	2,137	9,081	8,661
Amortization	1,010	582	3,346	1,357

Total operating expenses	73,039	53,607	262,537	186,143

Income from operations	3,977	1,126	9,186	14,908
Interest income	132	270	799	1,655
Interest expense	(412)	(356)	(1,380)	(875)
Other income/(expense), net	1,162	(150)	1,139	173

Income before income taxes and minority interest	4,859	890	9,744	15,861

Income tax expense	(2,134)	(392)	(4,329)	(6,328)

Income before minority interest	2,725	498	5,415	9,533

Minority interest in net loss (income) of Screening International, LLC	598	141	1,451	(97)

Net income	$ 3,323	$ 639	$ 6,866	$ 9,436

Net income per share - basic	$ 0.19	$ 0.04	$ 0.40	$ 0.56

Net income per share - diluted	$ 0.19	$ 0.04	$ 0.39	$ 0.54

Weighted average common shares outstanding - basic	17,126	16,843	17,096	16,770
Weighted average common shares outstanding — diluted	17,544	17,809	17,479	17,606

INTERSECTIONS INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
	2007	2006
	(in thousands)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 19,780	$ 15,580
Short-term investments	-	10,453
Accounts receivable, net	25,471	22,369
Prepaid expenses and other current assets	6,217	5,241
Income tax receivable	4,329	2,113
Note receivable	-	750
Deferred subscription solicitation costs	21,912	11,786
Total current assets	77,709	68,292

PROPERTY AND EQUIPMENT - Net	18,817	21,699
GOODWILL	76,506	66,663
INTANGIBLE ASSETS - Net	16,855	12,388
OTHER ASSETS	16,381	10,425
TOTAL ASSETS	$ 206,268	$ 179,467

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Note payable – current portion	$ 3,346	$ 3,333
Note payable to Control Risks Group Ltd	900	-
Capital leases – current portion	1,001	1,176
Accounts payable	10,647	5,193
Accrued expenses and other current liabilities	15,187	15,690
Accrued payroll and employee benefits	4,945	7,073
Commissions payable	2,413	1,194
Deferred revenue	2,886	5,292
Deferred tax liability – current portion	6,019	2,483
Total current liabilities	47,344	41,434

NOTE PAYABLE - less current portion	22,347	11,667
OBLIGATIONS UNDER CAPITAL LEASES – less current portion	699	1,637
OTHER LONG-TERM LIABILITIES	2,071	551
DEFERRED TAX LIABILITY – less current portion	8,935	8,152
TOTAL LIABILITIES	$ 81,396	$ 63,441

MINORITY INTEREST	10,024	11,450

STOCKHOLDERS' EQUITY:

Common stock	182	178
Additional paid-in capital	99,706	95,462
Treasury stock	(9,516)	(8,600)
Retained earnings	24,357	17,447
Accumulated other comprehensive income	119	89
Total stockholders' equity	114,848	104,576

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 206,268	$ 179,467

INTERSECTIONS INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Year Ended
	December 31,
	2007	2006
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 6,866	$ 9,436
Adjustments to reconcile net income to net cash provided by/(used in)
Depreciation and amortization	12,556	10,113
Amortization of gain from sale leaseback	(94)	(95)
Loss on disposal of fixed asset	60	54
Amortization of debt issuance cost	75	31
Deferred tax	4,417	2,142
Provision for doubtful accounts	(2)	33
Stock based compensation	2,715	1,121
Amortization of deferred subscription solicitation costs	35,012	21,175
Minority interest in net (loss)/income of Screening International, LLC	(1,451)	97
Foreign currency transaction losses, net	61	-
Changes in assets and liabilities:
Accounts receivable	(2,663)	(3,998)
Prepaid expenses and other current assets	(1,018)	129
Income tax receivable	(2,740)	(2,341)
Deferred subscription solicitation costs	(46,718)	(20,583)
Other assets	(4,375)	(4,085)
Accounts payable	4,806	(2,154)
Accrued expenses and other current liabilities	(836)	3,921
Accrued payroll and employee benefits	(2,151)	2,932
Commissions payable	1,220	(771)
Income tax payable	-	(1,115)
Deferred revenue	(2,640)	1,403
Other long-term liabilities	1,489	452
Net cash provided by/(used in) operating activities	4,589	17,897

NET CASH (USED IN)/PROVIDED BY INVESTING ACTIVITIES:
Sale of short term investments	10,453	23,634
Cash paid in the acquisition of Intersections Insurance Services, Inc.	(5)	(50,609)
Cash received in the acquisition of Screening International, LLC	-	1,710
Cash paid in the acquisition of Hide N' Seek, LLC	(1,686)	-
Cash paid in the acquisition of Net Enforcers, Inc.	(14,168)	-
Acquisition of property and equipment	(6,075)	(8,331)
Net cash (used in)/provided by investing activities	(11,481)	(33,596)

NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES:
Cash proceeds from stock options exercised	1,035	471
Tax benefit of stock options exercised	498	514
Proceeds from debt issuance	14,900	15,000
Debt issuance costs	-	(261)
Repurchase of treasury stock	(916)	-
Repayments on note payable	(3,382)	-
Note receivable	-	(750)
Capital lease payments	(1,037)	(1,391)
Net cash provided by/(used in) financing activities	11,098	13,583

EFFECT OF EXCHANGE RATE ON CASH	(6)	141
INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	4,200	(1,975)

CASH AND CASH EQUIVALENTS—Beginning of period	15,580	17,555
CASH AND CASH EQUIVALENTS—End of period	$ 19,780	$ 15,580

INTERSECTIONS INC.

OTHER DATA

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	(dollars in thousands)

	2007	2006	2007	2006

Subscribers at beginning of period	4,950	4,328	4,626	3,660
New subscribers – indirect	611	584	2,270	2.459
New subscribers – direct	494	277	1,825	1,168
Cancelled subscribers within first 90
days of subscription	(262)	(205)	(1,031)	(888)
Cancelled subscribers after first 90
days of subscription	(534)	(358)	(2,431)	(1,773)
Subscribers at end of period	5,259	4,626	5,259	4,626

Indirect subscribers	62.8%	68.8%	62.8%	68.8%
Direct subscribers	37.2	31.2	37.2	31.2
	100.0%	100.0%	100.0%	100.0%

*Cancellations within first 90 days of subscription	23.8%	23.8%	25.2%	21.9%
**Cancellations after first 90 days of subscription	31.6%	27.7%	31.6%	27.7%

***Overall retention	60.3%	63.5%	60.3%	63.5%

Percentage of revenue from indirect marketing
arrangements to total subscription revenue	29.0%	39.7%	31.8%	40.7%

Percentage of revenue from direct marketing
arrangements to total subscription revenue	71.0	60.3	68.2	59.3

Total subscription revenue	100.0%	100.0%	100.0%	100.0%

Total revenue	$ 77,015	$ 54,733	$ 271,723	$ 201,051
Revenue from transactional sales	(8,120)	(9,324)	(35,349)	(31,702)
Revenue from lost/stolen credit card registry	(9)	(20)	(46)	(81)
Subscription revenue	68,886	45,389	236,328	169,268

Marketing and commissions	27,755	14,499	88,909	50,959
Commissions paid on transactional sales	(2)	(6)	(13)	(30)
Commissions paid on lost/stolen credit card registry	(13)	(9)	(38)	(31)
Marketing and commissions associated with	27,740	14,484	88,858	50,898
subscription revenue

Subscription revenue, net of marketing and commissions associated with subscription revenue	$ 41,146	$ 30,905	$ 147,470	$ 118,370

* Percentage of cancellation within the first 90 days to new subscribers

** Percentage of the number of subscribers at the beginning of the period plus new subscribers during the period less cancellations within the first 90 days

*** On a rolling 12 month basis by taking subscribers at the end of the period divided by the sum of the subscribers at the beginning of the period plus additions for the period

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

Intersections Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except for per subscriber information)

The table below includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures. Consolidated EBITDA before stock based compensation is presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others. An explanation regarding the company's use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

(1) Consolidated EBITDA before stock based compensation, represents consolidated income before income taxes plus non-cash stock based compensation, depreciation and amortization, investment income (expense), and other income (expense). We believe that the consolidated EBITDA before stock based compensation calculation provides useful information to investors because they are indicators of our operating performance. Consolidated EBITDA before stock based compensation is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and management use consolidated EBITDA before stock based compensation to evaluate the operating performance of the company and to make compensation and bonus determinations, and our lenders use consolidated EBITDA before stock based compensation as a measure of our ability to make interest payments and to comply with our debt covenants.

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

	2006				2007
	For the Three Months Ended				For the Three Months Ended
	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31
Consolidated EBITDA before stock based compensation
Consolidated Income before income taxes	$5,644	$4,709	$4,618	$890	$456	$1,733	$2,696	$4,859
Plus Stock Based Compensation	6	249	654	202	552	737	737	689
Plus Depreciation	2,002	2,215	2,307	2,137	2,147	2,301	2,222	2,411
Plus Amortization	85	101	589	582	586	839	911	1,010
Investment income (expense)	(443)	(530)	107	86	52	116	133	280
Other income (expense)	(1)	(320)	(2)	150	42	(37)	18	(1,162)
Consolidated EBITDA before stock based compensation (1)	$7,293	$6,424	$8,273	$4,047	$3,835	$5,689	$6,717	$8,087

The following table reconciles consolidated income before income taxes to consolidated EBITDA before stock based compensation, as defined for the previous eight quarters and year-to-date through December 31, 2006 and December 31, 2007. In managing our business, we analyze our performance quarterly on a consolidated income before income tax basis.

	For the Year Ended December 31
	2006	2007
Reconciliation from consolidated income before income taxes to consolidated EBITDA before stock based compensation
Consolidated Income before income taxes	$15,861	$9,744
Plus Stock Based Compensation	1,111	2,715
Plus Depreciation	8,661	9,081
Plus Amortization	1,357	3,346
Investment income (expense)	(780)	581
Other income (expense)	(173)	(1,139)
Consolidated EBITDA before stock based compensation (1)	$26,037	$24,328

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

(2) Net Amortization and stock based compensation per share is not a measurement under GAAP, may not be similar to net amortization and stock based compensation per share measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that net amortization and stock based compensation per share provides useful information to investors because it is an indicator of operating performance since it excludes items that are not directly attributable to ongoing business operations, as well as a non-cash stock based compensation expense that we are required to record under Statement of Financial Accounting Standards No. 123 (Revised 2004),  "Share-Based Payment." We believe our net amortization and stock based compensation per share calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies.

The following table provides the consolidated Net Amortization and Stock Based Compensation per Share amount:

	2006				2007
	For the Three Months Ended				For the Three Months Ended
	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31
Net amortization and stock based compensation per share
Amortization	$ 85	$ 101	$ 589	$ 582	$ 586	$ 839	$ 911	$ 1,010
Stock based compensation	6	249	654	202	552	737	737	689
Subtotal	91	350	1,243	784	1,138	1,576	1,648	1,699
Tax effect at 40%	36	140	497	314	455	630	659	680
Net amortization and stock based compensation	55	210	746	470	683	946	989	1,019
Diluted shares	17,234	17,524	17,855	17,809	17,400	17,558	17,560	17,544
Net amortization and stock based compensation per share (2)	$ 0.00	$ 0.01	$ 0.04	$ 0.03	$ 0.04	$ 0.05	$ 0.06	$ 0.06

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

	For the Year Ended December 31
	2006	2007
Net amortization and stock based compensation per share
Amortization	$ 1,357	$ 3,346
Stock based compensation	1,111	2,715
Subtotal	2,468	6,061
Tax effect at 40%	987	2,424
Net amortization and stock based compensation	1,481	3,637
Diluted shares	17,606	17,479
Net amortization and stock based compensation per share (2)	$ 0.08	$ 0.21

The following table provides components of Intersections' Consumer Products and Services (CPS) segment on a per ending subscriber per quarter basis:

	2006				2007
	For the Three Months Ended				For the Three Months Ended
	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31
Per Ending Subscriber per Quarter

Revenue	$11.20	$10.49	$11.04	$10.36	$11.01	$11.81	$12.86	$13.21
Cost of revenue	3.95	3.91	3.68	3.71	4.12	4.14	4.52	4.21
Gross margin (4)(A)	7.26	6.58	7.35	6.65	6.89	7.66	8.35	9.00
Marketing	1.41	1.79	1.50	1.45	1.70	1.64	1.90	2.08
Commissions	1.64	1.20	1.71	1.68	2.06	2.51	2.83	3.19
Revenue less marketing and commissions (4)(B)	8.16	7.51	7.83	7.22	7.24	7.65	8.14	7.93
General and Administrative	2.36	2.24	2.61	2.69	2.35	2.30	2.18	2.10
Stock based compensation	(0.00)	(0.07)	(0.15)	(0.04)	(0.12)	(0.15)	(0.15)	(0.13)
EBITDA before stock based compensation (4)(C)	1.85	1.42	1.69	0.87	0.90	1.36	1.59	1.75

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

Intersections Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except for per subscriber information)

The table above includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures. EBITDA before stock based compensation, CPS Gross margin per ending subscriber, CPS Revenue less marketing and commissions per ending subscriber and CPS EBITDA before stock based compensation per ending subscriber are non-GAAP financial measures that are presented in a manner consistent with the way management evaluates operating results, and which management believes is useful to investors and others. An explanation regarding the company's use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

(3) CPS earnings before interest, tax, depreciation and amortization, or EBITDA before stock based compensation, represents income before income taxes plus non-cash stock based compensation, depreciation and amortization, investment income (expense), and other income (expense) for the CPS segment. We believe that the EBITDA before stock based compensation calculation provides useful information to investors because they are indicators of our operating performance. EBITDA before stock based compensation is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and management use EBITDA before stock based compensation to evaluate the operating performance of the CPS segment and to make compensation and bonus determinations, and our lenders use EBITDA before stock based compensation as a measure of our ability to make interest payments and to comply with our debt covenants.

The following table reconciles income before income taxes to EBITDA before stock based compensation, as defined for the previous eight quarters and year-to-date through December 31, 2006 and December 31, 2007. In managing our business, we analyze the performance of our segments quarterly on an income before income tax basis.

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

	2006				2007
	For the Three Months Ended				For the Three Months Ended
	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31

CPS reconciliation from income before income taxes to EBITDA before stock based compensation
CPS Income before income taxes	$5,448	$3,822	$3,945	$1,342	$1,141	$2,999	$4,278	$6,604
Stock based compensation	6	249	654	202	552	737	737	689
Plus Depreciation	1,920	2,108	2,141	1,916	1,954	2,079	1,982	2,129
Plus Amortization	-	-	460	460	460	714	713	713
Investment income (expense)	(452)	(532)	115	96	60	121	136	257
Other income (expense)	(1)	(320)	(4)	9	41	(65)	18	(1,194)
EBITDA before stock based compensation (3)	$6,921	$5,327	$7,311	$4,025	$4,208	$6,585	$7,864	$9,198

	For the Year Ended December 31
	2006	2007
CPS reconciliation from income before income taxes to EBITDA before stock based compensation
CPS Income before income taxes	$14,557	$15,022
Stock based compensation	1,111	2,715
Plus Depreciation	8,085	8,144
Plus Amortization	920	2,600
Investment income (expense)	(773)	574
Other income (expense)	(316)	(1,200)
EBITDA before stock based compensation (3)	$23,584	$27,855

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

(4) A. CPS gross margin per ending subscriber represents CPS revenue less cost of revenue divided by the ending number of subscribers. We believe this measure is important to investors because it demonstrates our profitability trend on a per subscriber basis and is one that we use in managing our CPS business because it demonstrates our profitability trend on a per subscriber basis. B. CPS Revenue less marketing and commissions per ending subscriber represents CPS revenue less marketing and commissions divided by the ending number of subscribers. We believe this measure is important to investors and is one that we use in managing our CPS business because it normalizes the effect of changes in the mix of direct and indirect marketing arrangements and it demonstrates our profitability trend on a per subscriber basis. C. CPS EBITDA before stock based compensation per ending subscriber represents CPS EBITDA before stock based compensation (defined in section (1) above) divided by the ending number of subscribers. We believe this measure is important to investors because it demonstrates our profitability trend on a per subscriber basis and is one that we use in managing our CPS business because it demonstrates our profitability trend on a per subscriber basis.

	2006 For the Three Months Ended				2007 For the Three Months Ended
	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31

A. CPS Gross Margin per Ending Subscriber

Revenue	$42,007	$39,273	$47,758	$47,903	$51,577	$57,251	$63,678	$69,462
Less Cost of Revenue	14,797	14,645	15,941	17,161	19,296	20,094	22,366	22,135
Gross Margin	27,210	24,628	31,817	30,742	32,281	37,157	41,312	47,327
Ending Subscribers	3,749	3,744	4,328	4,626	4,686	4,850	4,950	5,259
CPS Gross Margin per Ending Subscriber	7.26	6.58	7.35	6.65	6.89	7.66	8.35	9.00

B. CPS Revenue Less Marketing and Commissions per Ending Subscriber

Revenue	$42,007	$39,273	$47,758	$47,903	$51,577	$57,251	$63,678	$69,462
Less:
Marketing	5,285	6,696	6,473	6,720	7,984	7,951	9,390	10,960
Commissions	6,143	4,475	7,389	7,779	9,642	12,195	13,992	16,795
Revenue Less Marketing and Commissions	30,579	28,102	33,896	33,404	33,951	37,105	40,296	41,707
Ending Subscribers	3,749	3,744	4,328	4,626	4,686	4,850	4,950	5,259
CPS Revenue Less Marketing and Commissions per Ending Subscriber	8.16	7.51	7.83	7.22	7.24	7.65	8.14	7.93

C. CPS EBITDA before stock based compensation per Ending Subscriber

EBITDA before stock based compensation	$6,921	$5,327	$7,311	$4,025	$4,208	$6,585	$7,864	$9,198
Ending Subscribers	3,749	3,744	4,328	4,626	4,686	4,850	4,950	5,259
CPS EBITDA before stock based compensation per Ending Subscriber	1.85	1.42	1.69	0.87	0.90	1.36	1.59	1.75

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

	For the Year Ended December 31
	2006	2007
A. CPS Gross Margin per Ending Subscriber
Revenue	$ 176,941	$ 241,968
Less Cost of Revenue	62,544	83,891
Gross Margin	114,397	158,077
Ending Subscribers	4,626	5,259
CPS Gross Margin per Ending Subscriber	24.73	30.06

B. CPS Revenue Less Marketing and Commissions per Ending Subscriber
Revenue	$ 176,941	$ 241,968
Less:
Marketing	25,174	36,285
Commissions	25,786	52,624
Revenue Less Marketing and Commissions	125,981	153,059
Ending Subscribers	4,626	5,259
CPS Revenue Less Marketing and Commissions per Ending Subscriber	27.23	29.10

C. CPS EBITDA before stock based compensation per Ending Subscriber
EBITDA before stock based compensation	$ 23,584	$ 27,855
Ending Subscribers	4,626	5,259
CPS EBITDA before stock based compensation per Ending Subscriber	5.10	5.30

Contact:

Intersections Inc.

Eric Miller

(703) 488-6100

intxinvestorrelations@intersections.com